Exhibit 99.5

C TECHNOLOGIES, INC.

FINANCIAL STATEMENTS

THREE MONTHS ENDED MARCH 31, 2019 AND 2018

AND

INDEPENDENT ACCOUNTANTS’ REVIEW REPORT

C TECHNOLOGIES, INC.

INDEPENDENT ACCOUNTANTS’ REVIEW REPORT

To the Stockholder

of C Technologies, Inc.

We have reviewed the accompanying financial statements of C Technologies, Inc., which comprise the balance sheet as of March 31, 2019 and 2018, and the related statements of income, stockholder’s equity and cash flows for the three-month periods ended March 31, 2019 and 2018. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

Management’s Responsibility for the Financial Information

Management is responsible for the preparation and fair presentation of the interim financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of interim financial statements that are free from material misstatement whether due to fraud or error.

Accountant’s Responsibility

Our responsibility is to conduct the reviews in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

Accountant’s Conclusion

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

Report on Balance Sheets as of December 31, 2018 and 2017

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the balance sheets of C Technologies, Inc. as of December 31, 2018 and 2017, and the related statements of income, stockholder’s equity, and cash flows for the years then ended (not presented herein); and in our report dated March 8, 2019, we expressed an unmodified audit opinion on those audited financial statements. In our opinion, the accompanying balance sheet of C Technologies, Inc. as of December 31, 2018 and 2017, is consistent, in all material respects, with the audited financial statements from which it has been derived.

/s/ Friedman LLP

May 8, 2019

C Technologies, Inc.

Balance Sheets

(Unaudited)

	March 31,
	2019	2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,953,000	$11,200,000
Accounts receivable	2,732,000	2,782,000
Inventories, net	2,252,000	1,765,000
Prepaid expenses and other current assets	61,000	48,000

Total current assets	7,998,000	15,795,000
Property and equipment, net	42,000	23,000
Other assets	—	17,000

Total assets	$8,040,000	$15,835,000

Liabilities and stockholder’s equity
Current liabilities:
Accounts payable	214,000	233,000
Accrued expenses	991,000	717,000
Deferred revenue, current	1,818,000	1,349,000

Total current liabilities	3,023,000	2,299,000
Deferred revenue, non-current	76,000	147,000

Total liabilities	3,099,000	2,446,000

Commitments and contingencies
Stockholder’s equity:
Common stock, $1.00 par value, 400 authorized, 400 shares at March 31, 2019 and 2018 issued and outstanding	—	—
Retained earnings	4,941,000	13,389,000

Total stockholder’s equity	4,941,000	13,389,000

Total liabilities and stockholder’s equity	$8,040,000	$15,835,000

The accompanying notes are an integral part of these financial statements.

C Technologies, Inc.

Statements of Income

(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenue, net	$5,418,000	$4,340,000

Operating expenses:
Cost of revenue	1,803,000	1,451,000
Research and development	160,000	120,000
Selling, general and adminstrative	1,151,000	744,000

Total operating expenses	3,114,000	2,315,000

Income from operations	2,304,000	2,025,000
Other income	5,000	2,000

Net income	$2,309,000	$2,027,000

The accompanying notes are an integral part of these financial statements.

C Technologies, Inc.

Statements of Stockholder’s Equity

(Unaudited)

				Total
		Common	Retained	Stockholder’s
	Shares	Stock	Earnings	Equity
December 31, 2016	400	$—	$9,232,000	$9,232,000

Net income	—	—	6,045,000	6,045,000
Distributions	—	—	(3,904,000)	(3,904,000)

December 31, 2017	400	—	11,373,000	11,373,000

Net income	—	—	10,662,000	10,662,000
Distributions	—	—	(11,807,000)	(11,807,000)

December 31, 2018	400	—	10,228,000	10,228,000

Net income	—	—	2,309,000	2,309,000
Distributions	—	—	(7,596,000)	(7,596,000)

March 31, 2019	400	$—	$4,941,000	$4,941,000

The accompanying notes are an integral part of these financial statements.

C Technologies, Inc.

Statements of Cash Flow

(Unaudited)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net income	$2,309,000	$2,027,000
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,000	5,000
Gain on sale of property and equipment	(5,000)	—
Changes in assets and liabilities:
Accounts receivable	570,000	1,350,000
Inventories	(512,000)	(243,000)
Prepaid expenses and other assets	(13,000)	(31,000)
Accounts payable	(131,000)	(115,000)
Accrued expenses	84,000	107,000
Deferred revenue	547,000	379,000

Net cash provided by operating activities	2,852,000	3,479,000

Cash flows from investing activities:
Proceeds from disposal of property and equipment	4,000	—

Net cash used in investing activities	4,000	—

Cash flows from financing activities:
Distributions to stockholder	(7,596,000)	(11,000)

Net cash used in financing activities	(7,596,000)	(11,000)

Net (decrease) increase in cash and cash equivalents	(4,740,000)	3,468,000
Cash and cash equivalents, beginning of the period	7,693,000	7,732,000

Cash and cash equivalents, end of the period	$2,953,000	$11,200,000

The accompanying notes are an integral part of these financial statements.

C Technologies, Inc.

Notes to the Financial Statements

NOTE 1 – NATURE OF BUSINESS

The accompanying financial statements include the accounts of C Technologies, Inc. (the “Company”). The Company designs and manufactures solutions for the biopharmaceutical industry. Specifically, it has developed a unique way to perform UV/Vis analysis using Slope Spectroscopy. By leveraging the advantages of this technique, the Company has been able to create a platform by which its customers can make off-line or at-line protein concentration measurements of their drug substance, at various points in the manufacturing process. At-line testing can be performed in-house by manufacturing personnel on the production floor, while off-line testing is typically performed by quality control and formulation laboratories within the biopharmaceutical production facility, eliminating the need to send samples off-site for testing. Since SoloVPE has become an accepted standard in the industry for off-line and at-line testing, the Company launched an in-line version of the instrument called FlowVPE which over the next few years will allow manufacturing and production facilities to measure protein concentration in-line, providing real-time protein concentration data during the manufacturing process.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements included herein have been prepared by the Company in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).

Use of Estimates

The preparation of the financial statements require management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

The Company’s operations are affected by numerous factors including market acceptance, changes in technologies and new laws and government regulations and policies. The Company cannot predict what impact, if any, the occurrence of these or other events might have on the Company’s operations.

Significant estimates and assumptions made by management are used for, but not limited to, the allowance for doubtful accounts and sales returns, the reserve for slow moving or obsolete inventories and the fair value of long-lived assets. Actual results could differ from these estimates.

Cash and Cash Equivalents

The Company classifies all highly liquid investments with original maturities of 90 days or less at the time of purchase as cash and cash equivalents.

Concentrations of Credit Risks for Cash

The Company’s cash balances in banks are insured by the Federal Deposit Insurance Corporation subject to certain limitations.

C Technologies, Inc.

Notes to the Financial Statements

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts Receivable

The Company performs ongoing credit evaluations of its customers and generally does not require collateral. Accounts receivable are carried at original invoice amount less any estimate made for doubtful receivables based on a review of all outstanding amounts monthly. No interest is charged on past due accounts. Historically, the Company has not maintained an allowance for doubtful accounts and has incurred zero bad debt expense for the periods ended March 31, 2019 and 2018.

Inventories

Inventories are stated at the lower of cost or net realizable value accounted for using the first-in, first-out method. The Company writes down inventory that has become obsolete, inventory that has a cost basis in excess of its expected net realizable value, and inventory in excess of expected requirements to cost of product revenue. Manufacturing of finished goods is done to order and tested for quality specifications prior to shipment.

Work-in-process and finished products inventories consist of material, labor, outside processing costs and manufacturing overhead.

Long-Lived Assets

Property and equipment are recorded at cost, net of accumulated depreciation and amortization. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives (ranging from 3 to 20 years). Leasehold improvements are amortized on a straight-line basis over the lesser of the lease term or the estimated useful life of the asset. Amortization of leasehold improvements is included with depreciation expense.

The Company periodically reviews its long-lived assets to determine potential impairment by comparing the carrying value of the long-lived assets with the estimated future net undiscounted cash flows expected to result from the use of the assets, including cash flows from disposition. Long-lived assets evaluated for impairment are grouped with other assets to the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities. Should the sum of the expected future net cash flows be less than the carrying value, the Company would recognize an impairment loss at that date. An impairment loss would be measured by comparing the amount by which the carrying value exceeds the fair value (estimated discounted future cash flows) of the long-lived assets. No impairments related to long-lived assets were recorded during the periods ended March 31, 2019 and 2018.

Income Taxes

No provision has been made for federal and state income taxes for the periods ended March 31, 2019 and 2018. The Company has elected to be an “S” Corporation whereby the stockholder accounts for their share of the Company’s earnings, losses, deductions and credits on their federal and state income tax returns.

Sales Taxes

Several states impose a sales tax on product sales to non-exempt customers. The taxes are recorded as liabilities until remitted to state agencies. The Company’s accounting policy is to exclude the tax collected and remitted to the appropriate state from revenue and direct costs.

C Technologies, Inc.

Notes to the Financial Statements

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Defined Contribution Profit Sharing 401(k) Plan

The Company has a defined contribution profit sharing 401(k) plan covering all eligible employees. The Company may make discretionary contributions to the plan.

Revenue Recognition

The Company’s revenue recognition policy is to recognize revenues from product sales and services when persuasive evidence of an arrangement exists, product delivery, including customer acceptance, has occurred or services have been rendered, the price is fixed or determinable and collectability is reasonably assured. Determination of whether these criteria have been met are based on management’s judgments primarily regarding the fixed nature of the fee charged for the product delivered and the collectability of those fees. The Company has had no significant write-offs of uncollectible invoices in the periods presented.

When more than one element such as equipment, consumables, and services are contained in a single arrangement, the Company allocates revenue between the elements based on each element’s relative selling price, provided that each element meets the criteria for treatment as a separate unit of accounting. An item is considered a separate unit of accounting if it has value to the customer on a stand-alone basis. The selling price of the undelivered elements is determined by the price charged when the element is sold separately, or in cases when the item is not sold separately, by third-party evidence of selling price or management’s best estimate of selling price.

The Company’s product revenues are from the sale of measurement systems, consumables, service contracts, accessories and other products. On product sales to end customers, revenue is recognized, net of discounts, when both the title and risk of loss have transferred to the customer, as determined by the shipping terms provided there are no uncertainties regarding acceptance, and all obligations have been completed. Generally, product arrangements for equipment sales are multiple element arrangements, and may include services, such as installation and training, and multiple products, such as consumables and spare parts. Based on terms and conditions of the product arrangements, the Company believes that these services and undelivered products can be accounted for separately from the delivered product element as the delivered products have value to our customers on a standalone basis. Accordingly, revenue for services not yet performed at the time of product shipment are deferred and recognized as such services are performed. Service contracts are sold separately and accordingly recognized over the life of the contract. The relative selling price of any undelivered products is also deferred at the time of shipment and recognized as revenue when these products are delivered. For product sales to distributors, the Company recognizes revenue for both equipment and consumables upon delivery to the distributor unless direct shipment to the end user is requested. In this case, revenue is recognized upon delivery to the end user’s location. In general, distributors are responsible for shipment to the end customer along with installation, training and acceptance of the equipment by the end customer. Sales to distributors are not contingent upon resale of the product.

The Company requires certain customers to prepay for products or services. This prepayment is deferred until appropriate revenue recognition criteria is met.

C Technologies, Inc.

Notes to the Financial Statements

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Product Returns and Warranties

At the time of sale, the Company evaluates the need to accrue for warranty and sales returns. The agreements the Company has with its customers and the related purchase orders identify the terms and conditions of each sale and the price of the goods ordered. Due to the nature of the sales arrangements, inventory produced for sale is tested for quality specifications prior to shipment. Since the product is manufactured to order and in compliance with required specifications prior to shipment, the likelihood of sales return, warranty or other issues is largely diminished. Furthermore, there is no customer right of return in our sales agreements. Sale returns and warranty issues are infrequent and have not had a material impact on the Company’s financial statements historically.

Shipping and Handling

Shipping and handling fees are recorded as a component of net revenue, with the associated costs recorded as a component of cost of revenue. Shipping and handling fees recorded as a component of net revenue were approximately $19,000 and $17,000 for the periods ended March 31, 2019 and 2018, respectively.

Research and Development

The Company expenses research and development costs as incurred and include costs associated with the design of new and improved products.

Advertising Costs

Costs associated with advertising and promoting products are expensed as incurred. Advertising and promotion expense was approximately $22,000 and $5,000, during the periods ended March 31, 2019 and 2018, respectively.

Fair Value Measurements

The FASB provides the framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and lowest priority to unobservable inputs (level 3 measurements). The three levels of the fair value hierarchy under this framework are described as follows:

Level 1	Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2	Inputs to the valuation methodology include:

• quoted prices for similar assets or liabilities in active markets;

• quoted prices for identical or similar assets or liabilities in inactive markets;

• inputs other than quoted prices that are observable for the asset or liability;

• inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the level 2 input must be observable for substantially the full term of the asset or liability.

C Technologies, Inc.

Notes to the Financial Statements

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value Measurements (Continued)

Level 3	Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The asset or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

Accordingly, the Company believes the carrying value of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses to be representative of their fair values based on their short-term nature. For investments in marketable securities, the carrying amount is fair market value based on quoted market prices.

As of March 31, 2019 and 2018, the Company had no assets or liabilities for which fair value measurement is either required or has been elected to be applied.

New Accounting Pronouncements

The Company considers the applicability and impact of all Accounting Standards Updates on its financial statements. Updates not listed below were assessed and determined to be either not applicable or are expected to have minimal impact on our financial position or results of operations. Recently issued Accounting Standards Updates which management feels may be applicable to the Company are as follows:

In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” (“ASU 2014-09”), which supersedes current revenue recognition guidance, including most industry-specific guidance. ASU 2014-09, as amended, requires a company to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods and services, and also requires enhanced disclosures. The new guidance will be effective for the Company for annual reporting periods beginning after December 15, 2018, and interim periods within annual reporting periods beginning after December 15, 2019. The Company is assessing the impact this standard will have on its financial statements and related disclosures.

In February 2016, the FASB issued ASU 2016-02, Leases, which replaces the existing guidance in ASC 842, Leases. The new standard establishes a right-of-use model that requires a lessee to record a right-of-use asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the statement of income. The new guidance will be effective for the Company beginning January 1, 2020 and early adoption is permitted. The Company is assessing the impact this standard will have on its financial statements and related disclosures.

C Technologies, Inc.

Notes to the Financial Statements

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (Continued)

New Accounting Pronouncements (Continued)

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement.” ASU 2018-13 includes amendments that aim to improve the effectiveness of fair value measurement disclosures. The amendments in this guidance modify the disclosure requirements on fair value measurements based on the concepts in FASB Concepts Statement, “Conceptual Framework for Financial Reporting – Chapter 8: Notes to Financial Statements,” including the consideration of costs and benefits. The amendments become effective for the Company in the year ending December 31, 2020 and early adoption is permitted. The Company is currently assessing the impact that this guidance will have on its financial statements and related disclosures.

NOTE 3 – INVENTORY, NET

Inventories, net consist of the following:

	Three Months Ended March 31,
	2019	2018
Raw materials	$1,120,000	$880,000
Work-in-process	300,000	322,000
Finished products	832,000	563,000

Total	$2,252,000	$1,765,000

NOTE 4 – PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

Depreciation expense was $3,000 and $5,000 for the periods ended March 31, 2019 and 2018, respectively.

	Three Months Ended March 31,
	2019	2018
Manufacturing and other equipment	$382,000	$382,000
Capitalized software	104,000	104,000
Automobiles	—	75,000
Furniture and fixtures	24,000	24,000
Leasehold improvements	13,000	13,000
Equipment not placed in service	34,000	—

Total property and equipment	557,000	598,000
Less: accumulated depreciation	(515,000)	(575,000)

Property and equipment, net	$42,000	$23,000

C Technologies, Inc.

Notes to the Financial Statements

NOTE 5 – ACCRUED EXPENSES

Accrued expenses consist of the following:

	Three Months Ended March 31,
	2019	2018
Employee compensation	$545,000	$408,000
Accrued purchases	131,000	154,000
Other accrued expenses	315,000	155,000

Total	$991,000	$717,000

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company is obligated under the terms of a third-party operating lease agreement for its facility in Bridgewater, New Jersey. The original agreement entered in July 2004 was renewed several times and currently expires in October 2019. Total rent expense incurred under this agreement during the periods ended March 31, 2019 and 2018 was approximately $60,000.

In 2019, the Company will move to a new office and manufacturing facility in Bridgewater, New Jersey. A new operating lease was signed as of September 2018 and expires in February 2028. This new lease also includes an 8-year commitment to lease furniture provided by the lessor for approximately $31,000 annually.

The Company currently leases one office copier machine through January 2023. Total lease expense related to this copier lease and the predecessor lease approximated $5,000 in each of the periods ended March 31, 2019 and 2018, respectively.

Obligations under non-cancelable operating leases, including the facility leases discussed above, as of March 31, 2019 are approximately as follows:

Years Ending	Total
December 31, 2019 (remaining 9 months)	$125,000
December 31, 2020	560,000
December 31, 2021	572,000
December 31, 2022	585,000
December 31, 2023	592,000
Thereafter	3,113,000

Minimum payments	$5,547,000

C Technologies, Inc.

Notes to the Financial Statements

NOTE 7 – GEOGRAPHIC INFORMATION

Net sales by geographic region for the periods ended March 31, 2019 and 2018 are as follows:

	Three Months Ended March 31,
	2019	2018
North America	$2,979,000	$2,849,000
Europe	1,476,000	1,198,000
Asia and the rest of the world	963,000	293,000

Total	$5,418,000	$4,340,000

Sales to all foreign countries are denominated in U.S. dollars and there are no material differences in gross margin in sales to different countries. There were no significant assets located outside of the United States of America.

NOTE 8 – CONCENTRATIONS OF RISK

As of March 31, 2019 the Company had a net revenue concentration from two customers which represented 11% and 12% of total net revenue. As of March 31, 2018, the Company had a net revenue concentration from one customer which represented 11% of total net revenue.

As of March 31, 2019 and 2018, the Company had a concentration in receivables due from the same customer which represented 15% of total accounts receivable.

NOTE 9 – PRODUCT GROUP INFORMATION

The Company’s product groups are based on specific product characteristics and are grouped into systems, consumables, service and fiber optic products. Systems consist primarily of Solo and Flow VPE systems and other materials or accessories utilized by the Company’s systems. Consumables consist of single use items that are used with the Company’s systems to provide variable path length measurements. Service products primarily relate to system installation, training and preventative maintenance agreements, which typically cover one to three year periods. Fiber optic products consist of custom fiber optic assemblies.

Revenue by product group for the periods ended March 31, 2019 and 2018 is as follows:

	Three Months Ended March 31,
	2019	2018
Systems	$2,493,000	$2,016,000
Consumables	1,347,000	899,000
Service	1,206,000	800,000
Fiber optics	372,000	625,000

Total	$5,418,000	$4,340,000

C Technologies, Inc.

Notes to the Financial Statements

NOTE 10 – RELATED PARTY TRANSACTIONS

As the Company has elected to be an “S” Corporation, the stockholder has undistributed earnings relating to prior years which has been previously taxed. At March 31, 2019 and 2018, the undistributed earnings were approximately $4,941,000 and $13,389,000, respectively. The Company has elected not to accrue for the undistributed earnings at March 31, 2019 and 2018, as the stockholder can elect to remove them from the Company when desired.

The sole stockholder of the Company is also the Chief Executive Officer of the Company. He receives compensation in the form of salaries, bonus and benefits which are recognized as a component of selling, general and administrative expenses in the Company’s statements of income. During the periods ended March 31, 2019 and 2018, total compensation related to the stockholder was approximately $68,000 and $50,000, respectively.

NOTE 11 – SUBSEQUENT EVENT

The Company evaluated subsequent events through May 8, 2019 which is the date the financial statements were available to be issued. Based upon this evaluation, no events required disclosure in or adjustment to the financial statements, other than the following:

On April 25, 2019, the Company entered into a Stock Purchase Agreement with Repligen Corporation., a Massachusetts corporation (the “Acquiror”). Pursuant to the Stock Purchase Agreement, the Acquiror will purchase all of the issued and outstanding capital stock of the Company (the “Share Purchase”) for an aggregate purchase price of $240 million. The closing of the Share Purchase is conditioned upon, among other things, the expiration of the applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 laws and other customary closing conditions. The Stock Purchase Agreement provides for limited termination rights, including, among others, by the mutual consent of the Acquiror and the Company, upon certain breaches of representations, warranties, covenants or agreements, and in the event the Share Purchase has not been consummated before July 24, 2019, subject to the ability to extend under certain circumstances.